UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2024

Spruce Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39594	81-2154263
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

611 Gateway Boulevard, Suite 740 South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 655-4168

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SPRB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 13, 2024, Spruce Biosciences, Inc. (the “Company”) entered into a “stalking horse” asset purchase agreement (the “Asset Purchase Agreement”), pursuant to which the Company agreed to acquire substantially all of the rights, title and interests in, to and under certain assets and interests used by Eiger BioPharmaceuticals, Inc. (the “Seller”) with respect to Avexitide (as such term is defined in the Asset Purchase Agreement) (the “Transferred Assets”). The Asset Purchase Agreement provides that the acquisition of the Transferred Assets by the Company is subject to approval of the United States Bankruptcy Court for the Northern District of Texas (the “Bankruptcy Court”) in the cases captioned In re Eiger BioPharmaceuticals, Inc., et al, Case No. 24-80040 (the “Chapter 11 Cases”), and one or more auctions, if necessary, to solicit higher or otherwise better competing bids in respect of all or any part of the Transferred Assets in accordance with the terms of the bid procedures previously approved by the Bankruptcy Court.

Under the Asset Purchase Agreement, the Company agreed, subject to the Bankruptcy Court’s approval and absent any higher or otherwise better bid, to acquire the Transferred Assets from the Seller for $10.0 million, subject to certain adjustments pursuant to the Asset Purchase Agreement. The Asset Purchase Agreement includes customary representations and warranties and various customary covenants under the circumstances that are subject to certain limitations, including, without limitation, a termination fee of $0.3 million payable to the Company, and the right to designate executory contracts and unexpired leases to assume or reject.

The foregoing description of the Asset Purchase Agreement remains subject to approval by the Bankruptcy Court, is not complete, and is qualified in its entirety by reference to the Asset Purchase Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1, and is hereby incorporated herein by reference.

Item 8.01 Other Events.

In connection with the Chapter 11 Cases, on June 17, 2024, an auction was conducted with respect to the Transferred Assets as part of the Seller’s court-supervised sale process under Section 363 of chapter 11 of Title 11 of the United States Code. Following the completion of the auction, the Company was designated the back-up bidder, with a final back-up bid during the auction of a purchase price in the amount of $35.0 million less a credit in the amount of $0.3 million for the termination fee resulting in a net purchase price in the amount of $34.7 million, plus the assumption of specified contractual cure amounts up to $0.3 million. The sale of the Transferred Assets remains subject to approval by the Bankruptcy Court at a hearing scheduled for June 26, 2024. In the event the sale of the Transferred Assets to the winning bidder is approved by the Bankruptcy Court and the winning bidder fails to consummate the acquisition of the Transferred Assets in accordance with the bid procedures approved by the Bankruptcy Court, then the Company would be obligated to promptly consummate the acquisition of the Transferred Assets as the back-up bidder; otherwise, the Company will be paid the $0.3 million termination fee in accordance with the terms of the Asset Purchase Agreement.

Forward-Looking Statements

Statements contained in this Current Report on Form 8-K regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding, among other things, the potential approval by the Bankruptcy Court and completion of the sale of the Transferred Assets. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon the Company’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks and uncertainties associated with the Company’s business in general, the impact of geopolitical and macroeconomic events, and the other risks described in the Company’s filings with the U.S. Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1

Asset Purchase Agreement, by and between the Company and the Seller, dated as of June 13, 2024 (incorporated by reference to Exhibit 10.1 to the Seller’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on June 14, 2024).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SPRUCE BIOSCIENCES, INC.

Date: June 18, 2024	By:	/s/ Samir Gharib
Samir Gharib
President and Chief Financial Officer